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                                                                     EXHIBIT 5.1


                      [SHERMAN & HOWARD L.L.C. LETTERHEAD]


                                June 10, 1997




The Board of Directors
TCI Music, Inc.
5619 DTC Parkway
Englewood, Colorado  80111

         Re:  Validity of Common Stock and Rights

Gentlemen:


         We have acted as special counsel to TCI Music, Inc., a Delaware corporation ("TCI Music") and Tele-Communications, Inc., a Delaware corporation ("TCI"), in connection with their Registration Statement on Form S-4 (Registration Nos. 333-28613 and 28613-01) relating to approximately 14,896,648 shares of TCI Music's Series A Common Stock, $.01 par value per share ("TCI Music Common Stock") and Rights of TCI issuable pursuant to an Agreement and Plan of Merger dated as of February 6, 1996, as amended by Amendment One to Merger Agreement dated May 29, 1997 among TCI Music, TCI, TCI Merger Sub, Inc. and DMX Inc. (the "Merger Agreement"), in the form filed as Appendix I to the Proxy Statement/Prospectus included as part of such Registration Statement and 7,000,000 shares of Series A TCI Group Common Stock, $1.00 par value per share ("TCI Group Common Stock"). Terms used in this letter and not defined have the meanings ascribed to them in the Merger Agreement.


         We have examined the Certificate of Incorporation and Bylaws of TCI Music and TCI, and minutes of the proceedings of the Boards of Directors of TCI Music and TCI authorizing the issuance of the Common Stock and the Rights, respectively, and the execution, delivery and performance of the Merger Agreement.


         Based upon the foregoing examination, we advise you that in our opinion the shares of TCI Music Common Stock, TCI Group Common Stock and the Rights being offered pursuant to the Registration Statement have been duly authorized and when issued as contemplated in the Merger Agreement, the shares of TCI Music Common Stock and the Rights will be validly issued, fully paid and nonassessable and, assuming TCI elects to pay the consideration payable upon exercise of the Rights in shares of TCI Group Common Stock, when issued as contemplated by the Rights Agreement the shares of TCI Group Common Stock will be validly issued, fully paid and nonassessable.


         We consent to the filing of this letter as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the
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The Board of Directors
TCI Music, Inc.

June 10, 1997

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Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ SHERMAN & HOWARD L.L.C.